Exhibit 10.24

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

MASTER SERVICES AGREEMENT

This Master Services Agreement (the "Agreement") is entered into

Between

(1)Aenova Haupt Pharma Wolfratshausen GmbH, Pfaffenrieder Straße 5, 82515 Wolfratshausen Germany

- hereinafter referred to as "AENOVA" -

and

(2)Ultragenyx Pharmaceuticals Inc., 60 Leveroni Ct Novato, CA 94949

- hereinafter referred to as "Customer" -

The entities listed in no. (1) to (2) above are also referred to collectively as the "Parties" and each as a "Party".

Preamble

WHEREAS, Customer is a company active in the pharmaceutical field focussing on development of rare disease therapies, including Product (as defined hereinafter); and

WHEREAS, AENOVA is a contract manufacturing organization part of the AENOVA Group of companies that develops, manufactures, and markets solid, semi-solid, and liquid pharmaceutical products for the healthcare industries worldwide; and

WHEREAS, Customer wishes to engage AENOVA as contract manufacturing organization for the manufacturing of Product for which Customer is planning to receive marketing authorization in multiple jurisdictions globally; and

WHEREAS, AENOVA, that has affirmed to have the know-how, expertise, capability, experience and the infrastructure necessary to manufacture Product, has agreed to manufacture and supply certain amounts of Product to Customer for clinical trials and general, including commercial where possible, demands in the Territory (as defined hereinafter) subject to the terms and conditions set forth herein; and

WHEREAS, the Parties have agreed in a separate agreement on a certain capital investment of Customer in a sealing equipment to be placed at AENOVA’s site in Wolfratshausen (under Schedule A); and

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WHEREAS, both Parties agree to cooperate with the appropriate level of trust and transparency. Each Party hereto has a duty of good faith and fair dealing in connection with its performance under this Agreement. Each Party shall perform its obligations under this Agreement in a diligent, lawful, ethical and professional manner so as to advance the purposes and intent of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties agree as follows:

1.	Definitions and Interpretation

In this Agreement, including the preamble and except where set forth otherwise, the following terms and abbreviations shall be construed as follows:

1.1

“Additional Services” means any service specifically qualified as an additional service (see Section 6 and Schedule C for reference) in any approved Offer following approval process set forth in Section 5, except all activities involved in converting FOC Material into Product and according to the quality standards set forth in Quality Agreement including costs of in-process control, quality assurance, quality control and release, deviation and complaint handling, storage of FOC Material until delivery notice, storage of purchased material procured by AENOVA and of Product until delivery notice, disposal of waste.

1.2

“Affiliate” shall mean with respect to a Party, any person, corporation, company, partnership or other entity that controls, is controlled by, or is under common control with that Party. For the purpose of this definition, “control” shall mean direct ownership of fifty (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) of more of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby the entity or person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity.

1.3	“Business Day” shall mean each day of the week excluding Saturday, Sunday and public holidays in Germany or Switzerland or the United States of America.
1.4	“Calendar Year” shall mean a period of 12 (twelve) consecutive months corresponding to the calendar year commencing on the first day of January.
1.5

“Confidential Information” means contents of this Agreement and any information regarding the other Party’s business and / or its Affiliates’ business as well as information relating to Product disclosed by one Party and / or its Affiliates to the other Party pursuant to this Agreement.

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1.6	“Critical Materials” means primary packaging components and materials defined in Section 11.
1.7	“Delivery Date” means the date of delivery requested by Customer in a Purchase Order, including release of Product for further use.
1.8	“Drug Substance” means Customer’s active pharmaceutical ingredient Triheptanoin, manufactured under GMP condition for human use.
1.9	“Equipment” means any equipment system to support manufacturing and / or packaging of Product.
1.10

“Executive Collaborative Leadership” shall mean for the purpose of this Agreement, on Customer’s side, a professional holding a role not lower than the [***] and a professional holding a role not lower than the [***]; on AENOVA’s side, the [***] and [***] (or whoever is on these roles ad interim).

1.11	“Facility” shall mean AENOVA’s manufacturing facilities located in Wolfratshausen, Germany.
1.12	“Final Release” shall mean Product is quality released by Customer or Customer’s delegate as per Quality Agreement in Schedule D.
1.13	“FOC Material” means materials, including but not limited to the Drug Substance, supplied by Customer to AENOVA free of charge (FOC).
1.14	“Force Majeure” shall have the meaning as provided in Section 21 of this Agreement.
1.15

“Good Manufacturing Practices” or “cGMP” means the current Good Manufacturing Practices including EU GMP Guide, 21 CFR, ICH guidelines, EU guide and their current official interpretations applicable to the manufacturing of drug substances and products.

1.16	“Hidden Defects” means a defect of FOC Material or Product already present at the time of respective delivery but not detectable at the time of the inspection.
1.17	“Improvement” means technical and business process optimization that is beneficial for the manufacturing process, product quality, financial aspect or supply of Product.
1.18

“Intellectual Property Rights” means rights in patents, patent applications (including all utility and design patents and patent applications), inventions, trademarks, service marks, trade names, internet domain names, rights in designs, rights in get-up and trade dress, goodwill and the right to sue for passing off or unfair competition, copyrights, (including all computer applications, programs and other software, including without limitation operating software, network software, firmware, middleware, and design software rights in computer software and databases), database rights,

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industrial property rights, moral rights of authors, rights to use, and protect the confidentiality of, confidential information (including know-how and trade secrets), utility models, any other rights (including common law rights) arising from use of the foregoing, all rights of renewal, continuations, divisions, extensions and the like relating to the foregoing, and other intellectual property rights, in each case whether registered or unregistered and including any applications and rights to apply for the grant of any such rights and all rights and forms of protection having an equivalent or similar effect anywhere in the world.

1.19	“Joint Working Team Members” shall mean the team selected by the Executive Collaborative Leadership in accordance with the criteria set out under Section 7 of this Agreement.
1.20

“Key Performance Indicators”, shall mean a quantifiable measure used to evaluate the performance of AENOVA in meeting the objectives of this Agreement as defined by the Joint Working Team and approved by the Executive Collaborative Leadership.

1.21	“Manufacture” or “Manufacturing” means filling or processing, producing, testing and packaging of FOC Material and purchased material to obtain Product by AENOVA in accordance to Specifications.
1.22

“Material Change in Control or Business Model” shall mean any of the following: (i) the sale or disposition of all or substantially all of the assets of a Party to a Third Party, (ii) the acquisition by a Third Party, of more than 50% of a Party’s outstanding shares of voting capital stock (e.g. capital stock entitled to vote generally for the election of directors), or (iii) the merger or consolidation of a Party with or into another corporation. References in this definition to a Third Party shall also include Affiliates in case Affiliate has no comparable financial resources and financial reputation as Customer or AENOVA has.

1.23	“Offer” shall mean AENOVA’s quotation containing the details of the proposed Services subject to Customer’s binding order.
1.24	“Person in Plant” shall mean Customer’s representative present on Facility.
1.25	“Product” shall mean the product that contains Drug Substance, manufactured by AENOVA and to be delivered to Customer the ownership of which belongs to Customer.
1.26	“Purchase Order” shall mean a firm order placed and issued by Customer with a corresponding purchase order number to AENOVA reflecting Services provided by AENOVA.
1.27	“Quality Agreement” shall mean the Quality Agreement as referenced in Schedule D.

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1.28

“Quarantined Production” means a Manufacturing of Product with any material not released by the quality department of AENOVA before such Manufacturing. Such Manufacturing requires explicit request by Customer.

1.29	“Quarantined Shipment” means a shipment of Product before the quality release by AENOVA and / or Customer in accordance with Quality Agreement.
1.30

“AENOVA Know-How” means all know-how or intellectual property relating to AENOVA’s background know-how in the field of the manufacturing and AENOVA’s operations of process development services as well as regulatory, packaging and quality issues.

1.31	“AENOVA Offer” means any quote proposed for Additional Services approved by the Customer in accordance with the procedure set forth in Section 5 of this Agreement.
1.32	“Services” means all activities related to Manufacturing of Product as described in this Agreement and Schedule C which do not include Additional Services.
1.33

“Service Fee” means the fee paid by Customer for each Services as itemized in Schedule B in this Agreement and includes all activities involved in converting FOC Material into Product and according to the quality standards set forth in Quality Agreement including costs of in-process control, quality assurance, quality control and release, packaging, storage of FOC Material. Fees for Third Party Materials and Third Party Services are not included and are covered separately.

1.34	“Specifications” means the written Product specifications as mutually agreed.
1.35	“Third Party” means any person –either individual or legal- other than Customer, AENOVA and their respective Affiliates.
1.36	“Third Party Material” means all materials procured by AENOVA for Manufacturing of Product.
1.37	“Third Party Services” means all services procured by AENOVA for Manufacturing of Product (e.g. laboratory services, hazardous waste disposal etc.).
1.38	“Technical Release” means the release of Product for transport by AENOVA in accordance with Schedule D.
1.39	“Yield” shall mean the amount of Product manufactured in a production batch, as agreed in writing by the Joint Working Team in compliance with Section 7.4.iii (iii) of this Agreement
2.	Scope of this Agreement & Schedules

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2.1.	AENOVA will perform on a non-exclusive basis Services and / or Additional Services upon the terms and conditions of this Agreement as well as its Schedules.
2.2.	Attached to this Agreement are the following Schedules which form an integral part of this Agreement:
Schedule B:Service Fee
Schedule C:Description of Services and Additional Services
Schedule D:	Quality Agreement
Schedule E: Compliance
Schedule F:Storage Terms
2.3.

In the case of any inconsistencies between this Agreement, the Schedules and / or an Offer referring to it, this Agreement shall prevail, except for quality aspects after the Effective Date for which Schedule D shall prevail.

2.4.	Neither Party shall alter or adjust this Agreement or any Schedule to it without the prior written permission of the other Party.
3.	Customer Responsibilities
3.1.	Customer shall be responsible to:
(i)	provide complete and accurate requirements to define the Specifications;
(ii)	provide AENOVA in a timely manner with complete and accurate information and sufficient FOC Material necessary to perform Services;
(iii)	provide AENOVA in a timely manner with complete and accurate information to perform Additional Services.
3.2.

Customer shall supply FOC Material to AENOVA according to Schedule B in line with [***] (Incoterm 2010). Customer is responsible that such material (i) is suitable for the Manufacturing of the Product, (ii) fits for Services and (iii) is pharmaceutically compliant.

3.3.	Customer shall strictly comply with Schedule E.
4.	AENOVA Responsibilities
4.1.

AENOVA shall perform Services listed under Schedule C and / or Additional Services described under Section 6 and Schedule C in accordance with this Agreement, including Quality Agreement, and with the standard of professional skill, care and diligence customarily applied in respect of services of the same quality and character as the Services listed under Schedule C and / or Additional Services described under Section 6 and Schedule C in

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similar industry manufacturing processes.
4.2.	In particular, AENOVA shall comply with cGMP and with recognized industry standards, including, but not limited to applicable ICH guidelines and the pertaining laws and regulations.
4.3.

AENOVA will make available and maintain an adequate manufacturing site and facilities to perform Services and/or approved Additional Services, validated processing equipment if needed, maintain the manufacturing processes for Product in a validated state if needed, trained and competent personnel with relevant knowledge and experience, and will ensure sufficient capacity to store the FOC material and the excipients needed and render Services, and Manufacture of Product.

4.4.	All the responsibilities and obligation listed under Sections 4.1, 4.2. and 4.3. will be covered by AENOVA at their own expenses.
4.5.	AENOVA will notify Customer immediately but not later than within [***] Business Days in the event of any potential failure to deliver Product within the agreed time lines.
4.6.	AENOVA will manufacture Product in accordance with the terms of this Agreement and the responsibilities as set out in Quality Agreement.
4.7.

Until Product is approved either by the FDA or the EMA but not later than [***], AENOVA has to provide Customer with a [***] FOC Material inventory report by the [***] Business Day of [***] reflecting the inventory of FOC Material on the [***] of the [***]. After preceding condition is met, the Parties will discuss in good faith AENOVA’s FOC Material reporting obligation.

4.8.	AENOVA shall strictly comply with Schedule E.
5.	Order Processing
5.1.	AENOVA will quote Additional Services to Customer by written AENOVA Offer referring to this Agreement.
5.2.	Upon agreement between the Parties about such AENOVA Offer, Costumer will place a related PO and AENOVA will provide Additional Services as described in the respective AENOVA Offer.
6.	Additional Services

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Provided that Order Processing under Section 5 has been followed, AENOVA will perform Additional Services such as but not limited to those under Schedule C and the followings:

(i)	[***];
(ii)	[***];
(iii)	[***];
(iv)	[***].
7.	Governance Model
7.1.	The Parties shall establish a Joint Working Team, consisting of [***] (“Joint Working Team Members”). Joint Working Team will be co-chaired by a representative designated by each Party.
7.2.	Either Party may replace its Joint Working Team Members by notice to the other Party.
7.3.	Joint Working Team Members shall be appropriately qualified and experienced in order to make a meaningful contribution to the Joint Working Team meetings.

7.4.The purpose of Joint Working Team is to:

(i)	drive and improve performance of Services and / or Additional Services, including Yield and Joint Working Team;
(ii)	deliver on Service and / or Additional Services goals;
(iii)

track yield of the delivered batches. The acceptable product yield in the commercial phase of manufacturing is [***]%. If the yield was below the [***]% the JWT Team shall conduct its discussion in good faith with a view to operating to the mutual benefit of the Parties.

(iv)	manage and reduce aggregate risk, including lead times and safety stock management of Third Party Material;
(v)	manage issues related to Services and / or Additional Services;
(vi)	maintain a collaborative and constructive relationship (at operational level);
(vii)	potentially propose any Improvement to the Executive Collaboration Leadership;
(viii)	closely monitor all transfer activities according to Sections 14.7 and 14.8.

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7.5.	Joint Working Team shall conduct its discussion in good faith with a view to operating to the mutual benefit of the Parties.
7.6.

Joint Working Team shall meet as often as any of Joint Working Team Members may reasonably request so, but in any event no less than [***] per [***] in a face-to-face setting with logistics of the meeting to be decided by Joint Working Team Members. Other Joint Working Team meetings can be held face-to-face or by teleconference based on Joint Working Team Members decision.

7.7.	In addition to any other topics to be discussed in the agenda of the relevant meeting, the following matters shall be invariably discussed during Joint Working Team meetings:
(i)	team member updates;
(ii)	performance review (services, quality, relationship, financials);
(iii)	risk evaluation and associated risk mitigation projects;
(iv)	review status of past meeting action items.
7.8.

Joint Working Team Members may invite individuals with special skills to attend such meetings where it is considered to be relevant and appropriate. Individuals belonging to a third party have to be mutually agreed. These invited individuals do not have voting powers.

7.9.	The quorum for the validity of Joint Working Team meetings shall be [***] Joint Working Team Members, [***].
7.10.

All decisions of Joint Working Team shall be made in good faith in the best interests of this Agreement. In the event that the Joint Working Team is unable to reach a decision on any matter after no more than [***] good faith attempts to resolve such disagreement in a commercially reasonable fashion, then such matter should be immediately escalated, and not later than [***] Business Day after official closure of Joint Working Team’s last attempt, to and decided by Executive Collaboration Leadership in a timely manner.

7.11.	Joint Working Team shall take minutes of its meetings and resolutions, which shall be promptly circulated to the Parties after each meeting for review and agreement.
8.	Forecast and Purchase Orders
8.1.	The Parties hereby establish a forecast procedure as follows.
8.2.

Customer will provide a good faith rolling forecast covering the current plus next [***] no later than the [***] Business Day of each calendar [***], specifying the Product, the ordered quantity, number of batches and the

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expected Delivery Date (“Forecast”). AENOVA will confirm Forecast to Customer within [***] Business Days after the receipt of such a Forecast and provide firm production schedule. The current [***] plus the first [***] of Forecast shall be firm demand (“Binding Period”) to both Parties as to the quantity of Product, number of batches and Delivery Date. Customer will issue Purchase Orders upon confirmation of Forecast reflecting the quantities of Binding Period, the batch number and requested Delivery Date. AENOVA will confirm Purchase Order and Delivery Date within [***] Business Days of receipt of such Purchase Order.

8.3.

In case Purchase Order is changed by Customer and needs to be rescheduled within Binding Period, both Parties agree to find in good faith an alternative Manufacturing schedule for respective Purchase Order.

8.4.

For orders cancelled at least [***] calendar days prior to confirmed Delivery Date, a cancellation penalty of [***]% of the order cost will be due. For orders cancelled at least [***] days prior to the confirmed Delivery Date, a cancellation penalty of [***]% of the order cost will be due. Orders with less than [***] days to confirmed Delivery Date are non-cancellable.

9.	Delivery
9.1.

Customer shall deliver all FOC Materials with a notice time of at least [***] Business Days prior to the intended delivery date to AENOVA. FOC material shall not be delivered later than [***] Business Days prior to Delivery Date.

9.2.

Any delivery of Product by AENOVA to Customer or to a Third Party named by Customer will be based on [***]; [***] (Incoterms 2010). AENOVA will pack the Product in the manner appropriate for transport in line with [***] requirements and the Quality Agreement or mutually agreed shipping procedures. In case Customer has special requirements for transport packing, Customer shall inform AENOVA about such requirements in a timely manner. If agreed between the Parties such special packing requirements shall be documented in writing in the shipping procedures.

9.3.	In urgent cases, Customer may request in writing to AENOVA for:
(i)	Quarantined Shipment; or
(ii)	Production using quarantined materials covered by appropriate quality systems.

Quarantined Production and/or appropriately pre-final dispositioned Product may be moved within the supply chain to prepare for and/or perform further processing to maintain critical production schedules when:

(iii)	Controls are established and documented to ensure final distribution of product only occurs when final disposition of product is completed by the responsible party;

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(iv)	There are no product impacting investigations open for associated material.

Customer assumes all risks, responsibilities and costs associated with a Quarantined Shipment or Provisional Production, unless the reason for the non-compliance of the Product is caused by AENOVA.

9.4.

Within [***] Business Days following notification of Final Release, AENOVA and Customer shall agree if AENOVA shall either (a) place Product with a common carrier for delivery to Customer or a Third Party as directed by Customer, or (b) store applicable Product at Facility or other mutually agreed location according to Schedule F.

10.	Fees
10.1.	Customer will pay to AENOVA Service Fee according to Schedule B and / or fee for Additional Services following the acceptance of an Offer.
10.2.	Service Fee and fee for Additional Services do not [***]. If AENOVA’s Services or Additional Services are [***], Customer will be charged for [***] incurred in addition.
10.3.	Service Fee will be paid upon Final Release of the respective batch of Product.
10.4.	The fees for Additional Services will be paid according to the payment schedule contained in any approved AENOVA’s Offer.
10.5.	All Payments must be made in [***] and are payable within [***] days from date of invoice or a designated date where the payment will fall due.
10.6.

AENOVA may adjust Service Fees [***] on the [***] of [***] of each [***]. Any increase will be calculated with an average value based on [***]% ([***] percent) of the [***] published by the [***] and [***]% ([***] percent) of the [***]. Annual increases will be limited to this [***] or [***]%, whichever amount is the lesser. AENOVA shall provide Customer with all the official referenced sources justifying any adjustment in accordance with this clause with a [***] Business Day notice.

11.	Third Party Material
11.1.

With regard to specific materials agreed in writing ("Critical Materials”), AENOVA shall be entitled to procure such quantities of Critical Materials required for Manufacture of the quantities of Product corresponding to Customer’s requirement for Product for the next [***] according to Rolling Forecast at Customer's risk. Customer shall bear the risk and costs arising from a change of Specifications affecting such Critical Materials, including

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expenditures for the destruction and disposal of unusable Materials within the [***] period.
11.2.

All Services requiring materials which are purchased, procured, stored and tested by AENOVA shall be at AENOVA’s own expense and are subject to correct and punctual supply of AENOVA’s respective suppliers.

11.3.

AENOVA will promptly inform Customer if it encounters supply problems, including delays and / or delivery of non-conforming Third Party Material with respect to any supply of purchased material for Manufacturing of Product and AENOVA must take reasonable measures to correct such problems and the Customer may in their discretion provide assistance in agreement with AENOVA. AENOVA should ensure sufficient safety stocks available of any such Third Party Material based on best market practice and on AENOVA’s experience with its suppliers and their respective contractual agreements. The definition of such safety stock levels should be reviewed periodically and mutually agreed by Joint Working Team.

12.	Special Costs

All costs concerning the further use or importation by Customer into a country of Product are to be borne by Customer, especially administration fees connected with the marketing of Product, even if the respective administrative authority should charge AENOVA directly. In such case, Customer ensures that the respective amounts are received by AENOVA on AENOVA bank account within [***] calendar days. Customer will inform AENOVA about any administrative requirement applicable to AENOVA of any country Customer is marketing Product as soon as possible.

13.	Financial Audits

In case of Customer’s doubts of AENOVA’s compliance with respect to FOC Material and Third Party Material inventory management, AENOVA shall make available to Customer or to a certified public accountant (“CPA”) acceptable to Customer, upon Customer’s reasonable request and with an appropriate period of notice during the regular office hours during Term (or after Term for activities started during Term but with effects after Term), books, records and other documentation relevant to the Services. For the avoidance of doubt, Customer shall bear the cost of the CPA.

14.	Term and Termination
14.1.

This Agreement is effective as of the last date of signature (“Effective Date”) and will expire (if not terminated earlier in accordance with the Agreement’s provisions) 3 (three) years thereafter (“Initial Term”). This Agreement will be automatically extended for indefinite period following Initial Term unless Customer terminates it serving written notice to AENOVA by and not later

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than 60 days before end of Initial Term. Following Initial Term, Each Party may withdraw from this Agreement at will (without cause) with a pre-notice of 12 (twelve) months at any time.
14.2.

This Agreement may be terminated by a Party serving written notice of such termination to the other Party if this latter breaches a material provision of this Agreement including, but not limited to: Sections 2 (Scope of this Agreement and Schedules), 3 (Customer Responsibilities), 4 (AENOVA Responsibilities), 5 (Order Processing), 6 (Additional Services), 7 (Forecast and Purchase Order), 9 (Delivery), 10 (Fees), 13 (Financial Audit), 15 (Results), 16 (Intellectual Property), 17 (Defective Product), 18 (Indemnification and Limitation of Liability), 19 (Insurance), 20 (Confidentiality) as well as any delay for reasons attributable to AENOVA in fulfilling Customer’s orders, which would lead to a Product stock-out and such breach remains uncured for [***] days following the breaching Party’s receipt of written notice of such breach from the non-breaching party.

14.3.	Each Party shall be entitled to terminate this Agreement with immediate effect if:
(i)	any requirement / obligation mentioned in Schedule D is violated / breached by the respective other Party and / or its Affiliates;
(ii)

a Material Change in Control and Business Model of the respective other Party, in the event that this latter is sold or disposed to, acquired by or merged with a direct competitor of the Party. A direct competitor is defined as an undertaking that manufactures and /or commercializes virtually identical or similar products / services within the same relevant product market(s). Either Party shall notify to the other Party in writing without undue delay if it undergoes a Material Change in Control and Business Model;

(iii)	the respective other Party infringes Party’s Intellectual Property Rights;
(iv)	the development program of Product is ceased (e.g. failure of meeting clinical end points or filing not approved by the Health Authorities).
14.4.

Customer shall be entitled to terminate this Agreement with immediate effect if AENOVA loses the right to operate under this Agreement following any decision from the competent authorities and / or revocation of the necessary approvals / regulatory permits (including FDA taking control of AENOVA following a consent decree).

14.5.

Unless otherwise agreed in writing termination or expiration of this Agreement for any reason shall not relieve either Party or its Affiliates from their obligations under this Agreement until the date of such termination or expiration or to perform such obligations as described in Schedule E) that

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will survive for [***] years after the expiration or termination of this Agreement.
14.6.

Customer may terminate this Agreement at any time if AENOVA is unable to deliver Services and / or Additional Services. In the event of Force Majeure, Customer may terminate this Agreement if such Force Majeure lasts for a period greater than [***] consecutive calendar months.

14.7.

In any event of termination (including termination at will as per Section 14.1) of this Agreement triggered by any of the Parties or resulting from a Force Majeure and upon written notice by Customer (“Transfer Request”), AENOVA will start immediately to make available the manufacturing technology from AENOVA to Customer or a Third Party designated by Customer and provide reasonable technical assistance to Customer or such Third Party to operate the manufacturing process developed under the Master Services Agreement (dated XVCVX) and this Agreement in order to enable the Customer or such third party to continue the manufacturing and supply of Products (“Manufacturing Process”). AENOVA shall make reasonable efforts to complete Manufacturing Process transfer within [***].

14.8.

AENOVA shall initiate Manufacturing Process transfer within [***] days after written notice from Customer requesting such initiation (“Initiation Notice”), which Initiation Notice may be made by Customer within [***] after the date of Transfer Request. Costs associated with Transfer Request will be borne by Customer unless this Agreement is terminated by Customer pursuant to Section 14.4. or by AENOVA pursuant to Section 14.1. In case of termination of this Agreement resulting from Force Majeure, Manufacturing Process transfer costs will be equally borne by the Parties.

15.	Results
15.1.

Neither Party shall, as a result of this Agreement, acquire any right, title, or interest in any intellectual property that the other Party owns or controls as of the Effective Date of this Agreement, or that the other Party obtains ownership or control of separately and apart from the performance of the Services under this Agreement ("Background Intellectual Property").

15.2.

Customer shall own exclusively all rights, titles, and interests in any and all intellectual property with regard to the Product that AENOVA conceives, invents, reduces to practice, develops or makes, solely or jointly with Customer, in the course of performance of the Services or as a result of using Customer's Background Intellectual Property.

15.3.

Notwithstanding the foregoing, AENOVA shall own all rights, titles and interests in any intellectual property regarding Know-How that AENOVA develops, conceives, invents, reduces to practice or makes in the course of

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performance of the Services that (i) relates to AENOVA Background Intellectual Property; (ii) AENOVA’s Know-How, (iii) which is severable from Product, and (iii) does not reveal or disclose any Confidential Information of Customer.

16.	Intellectual Property
16.1.

Customer represents that Manufacture, supply, marketing or any other use by Customer, AENOVA or any Third Party of Products or of Intellectual Property provided by Customer under this Agreement does not violate Intellectual Property of Third Parties. Customer shall be responsible and liable for any damage arising from the violation of Intellectual Property of Third Parties through any use of Products or Intellectual Property provided by Customer under this Agreement. Customer shall bear all judicial and extrajudicial costs and damages in connection with the violation of Intellectual Property.

16.2.	For any inventions both parties shall cooperate in good faith to allocate the rights and the costs which are associated with the possible protection of the inventions.
16.3.

If the performance of Services and / or Additional Services requires the use of Intellectual Property Rights of AENOVA, AENOVA hereby grants to Customer the necessary rights of use to these Intellectual Property Rights solely for the marketing, distribution and sale of the Products. In addition, AENOVA grants to Customer the necessary rights of use to these Intellectual Property Rights for the manufacture of Products by Customer itself. Such licenses are granted on a worldwide basis, non-exclusively and royalty-free.

16.4.

If the performance of this Agreement requires the use of Intellectual Property Rights of Customer or of Third Parties, Customer hereby grants to or procures for AENOVA the necessary rights of use to these Intellectual Property Rights solely for the performance of Services and / or Additional Services on a worldwide basis, non-exclusively and free of fees.

16.5.	All documents which AENOVA receives from Customer for the fulfilment of Services remain the property of Customer.
16.6.

AENOVA may in each case archive a copy of all documents and data produced at or in connection with Services in copy, and will not use this archive copy for any purposes other than to abide by the relevant commercial and tax law provisions or to the extent to which these documents and this data are suitable as proof of a circumstance on the basis of which an otherwise mandatory existing liability of AENOVA could be excluded.

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16.7.	Notwithstanding anything to the contrary in this Agreement, AENOVA shall not be required to destroy any computer files stored securely by AENOVA that are created during automatic system back-up.
16.8.

Each Party shall be obliged to acquire the inventions and rights on the inventions made under this Agreement of its employees, consultants, agents and representatives to the extent necessary to secure the other Party’s rights set out in this Section 16. The other Party shall, as the case may be, reimburse any necessary expenses associated with such acquisitions of rights.

17.	Defective Product
17.1.

Customer shall examine Product Manufactured and delivered by or on behalf of AENOVA for compliance with the Specifications, intactness, shortage, identity or any defect without undue delay. Should any of the Products fail to meet Specifications, or in the event of any other claim, Customer shall inform AENOVA in writing without undue delay, latest within [***] Business Days after observation of the defect. Hidden Defects can be claimed in writing within [***] Business Days after being detected by Customer. If Customer fails to notify the defect within such period, Customer shall be deemed to have accepted the consignment.

17.2.

In the event Customer notifies AENOVA within the period mentioned in Section 17.1 that any of the Products does not conform with Specifications or is otherwise defective and AENOVA agrees with it, AENOVA shall conduct its own evaluation within the time frame define in Quality Agreement. AENOVA will then repeat Service free of charge, if Customer agrees to that. This is Customer’s sole and exclusive remedy. If AENOVA fails to remedy, AENOVA will reimburse Customer for the damages caused by the default up to the limits of liabilities as described in Section 18. If AENOVA pays the compensation, AENOVA is no longer obliged to perform the respective concerned Service.

17.3.

In the event AENOVA disagrees with the results obtained by Customer the issue shall be submitted to an independent testing laboratory, whose decision shall be binding on both Parties. The costs of such test shall be borne by the Party found to be at fault.

18.	Indemnification and Limitation of Liability
18.1.

Subject to this Agreement, AENOVA shall indemnify, defend and hold harmless Customer and its Affiliates from and against any and all claims, losses, damages and liabilities which are subject to compensation according to applicable law (collectively “Claims”; singularly “Claim”) to the

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extent arising out of or resulting from (i) any negligent or willful breach of this Agreement by AENOVA; (ii) the supply of any non-conforming Product arising out of AENOVA’s negligence or willful misconduct when Manufacturing Product; in each case except to the extent arising out of Customer’s Liability and Indemnification according to Section 18.2. Customer shall promptly inform AENOVA of any Claim and shall reasonably cooperate with AENOVA in the defense of such Claims, and shall permit AENOVA to control the defense and settlement of such Claims.

18.2.

Subject to this Agreement, Customer shall indemnify, defend and hold harmless AENOVA and its Affiliates from and against any and all Claims to the extent arising out of or resulting from (i) any negligent or willful breach of this Agreement by Customer; (ii) the distribution, marketing, sale, import, and any other use by Customer or any Third Party of Product, except to the extent arising out of AENOVA’s Liability and Indemnification according to Section 18.1. AENOVA shall promptly inform Customer of any Claim and shall reasonably cooperate with Customer in the defense of such Claims, and shall permit Customer to control the defense and settlement of such Claims.

18.3.

All indemnification claims in respect of any person seeking indemnification (collectively the “Indemnitees” and each an “Indemnitee”) under this Section 18.3 shall be made by the corresponding Party (the “Indemnified Party”). The Indemnified Party shall give to the other Party (the “Indemnifying Party”) prompt written notice (“Indemnification Claim Notice”) of any losses or the discovery of any fact upon which such Indemnified Party intends to base an indemnification request. Each Indemnification Claim Notice must contain a description of the Claim and the nature and the amount of incurred loss and / or requested indemnification (to the extent that the nature and the amount are known at such time). Together with Indemnification Claim Notice, the Indemnified Party shall furnish promptly to the Indemnifying Party copies of all the notices and documents (including court papers) received by any Indemnitee in connection with Third Party Claim. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party to the extent any admission or statement made by the Indemnified Party materially prejudices the defence of such Third Party Claim. Where required the Indemnifying Party shall promptly send a copy of Indemnification Claim Notice to its relevant insurers and shall permit them to exercise rights of subrogation.

18.4.

At its option the Indemnifying Party may assume control of the defence of any Third Party Claim by giving written notice to the Indemnified Party within [***] Business Days after the Indemnifying Party’s receipt of an Indemnification Claim Notice.

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18.5.

If the Indemnifying Party chooses not to take control of the defence or prosecute any Third Party Claim, the Indemnified Party shall retain control of the defence thereof, but no Indemnified Party or Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, any such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

18.6.

If AENOVA’s cooperation is required in administrative procedures, especially in procedures of admission, customs or of importation, Customer indemnifies AENOVA from any liability which may arise out of this cooperation. That applies, in particular, in cases, where AENOVA, on Customer’s request, makes statements or applications at or towards governmental authorities or where AENOVA participates in making those statements or applications.

19.	Insurance
19.1.

Either Party shall, at its sole cost and expense, obtain and maintain in force for entire Term an adequate and suitable insurance in the minimum amounts set forth below with a reputable insurance company to cover its liability under this Agreement.

19.2.	[***] insurance, with [***] limits of [***] for each claim with respect to [***] and / or [***] and [***].
19.3.

Upon execution of this Agreement, each Party shall furnish to the other party a written statement by the insurer evidencing such coverages referred herein that must remain in place for the entire duration of this Agreement and for [***] years after termination triggered in compliance with Section 14 of this Agreement. For the avoidance of doubt, each Party is allowed to change the insurer during the validity term of this clause provided that all the conditions described in this Section 19 are properly met.

20.	Confidentiality
20.1.	Each of the Parties will keep Confidential Information of the respective other Party secret. Parties will use Confidential Information only for the performance of Services / Additional Services.
20.2.

Each Party shall limit the disclosure of the other Party’s Confidential Information to Affiliates, officers or employees, and, in case of AENOVA, to the employees of AENOVA, who reasonably require the same in performance of activities related to this Agreement in order to perform the Services / Additional Services and who are obligated to treat the same as confidential in the same manner and to the same extent as provided herein.

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The receiving Party will use its reasonable efforts to ensure that any Affiliate, employee or officer to which it discloses Confidential Information will retain such information in strict confidence.
20.3.

The receiving Party may disclose Confidential Information to a governmental, administrative or other regulatory body or during judicial process to the extent required by mandatory law. In case of such disclosure, the receiving Party shall provide the disclosing Party – as far as legally possible - with written notice of such request or requirement so that the disclosing Party may seek a protective order or other appropriate remedy. If the receiving Party is unable to inform the disclosing Party before the information is disclosed pursuant to this paragraph, it shall to the extent permitted by law inform the disclosing Party of the full circumstances of disclosure and the Confidential Information which has been disclosed immediately after the disclosure. The receiving Party agrees further to provide immediately notice to the disclosing Party in the case of any unauthorized use of Confidential Information.

20.4.	The provisions of this Section 20 do not apply to information which receiving Party proves that:
(i)	the receiving Party already knew, the prior knowledge of which it can document by prior written records;
(ii)	is or becomes public knowledge other than through the receiving Party’s breach of this promise of confidentiality;
(iii)	the receiving Party receives in good faith from a third party not in violation of an obligation of confidentiality or
(iv)	the receiving Party independently develops, discovers or arrives at without use of or reference to the Confidential Information.
20.5.	For the avoidance of doubt, no provision in this Agreement shall restrict each Party’s right to disclose the existence of a business relationship between the Parties to potential customers.
21.	Force Majeure
21.1.

Neither Party is liable to the other Party for failure or delay to the extent and for so long as such failure or delay results from causes beyond the reasonable control of such Party, including natural disasters, embargoes, wars, acts of war (whether war is declared or not), terrorist acts, insurrections, riots, civil commotion, omissions or delays in acting by any administrative authority or other party.

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21.2.	In the event of occurrence of Force Majeure, each Party will use their commercially reasonable efforts to mitigate the adverse consequences.
22.	Miscellaneous
22.1.	No change of this Agreement is valid unless it is in writing and signed by the Parties. This applies also to the foregoing sentence.
22.2.

In case one of the clauses is invalid or unenforceable, the other clauses remain unaffected by this. The Parties shall negotiate in good faith if they wish to replace such invalid or unenforceable clause.

22.3.

Any notice or request required or permitted to be given under or in connection with this Agreement or the subject matter hereof shall be given by prepaid registered or certified first class airmail, e-mail or telefax to the recipient at its address set forth on the first page of this Agreement or to such other address as may have therefore been furnished in writing by the recipient to the sending Party. Any such aforementioned notice or request concerning this Agreement shall be effective upon receipt by the Party to which it is addressed.

22.4.

Neither Party may assign or transfer this Agreement or any rights or obligations hereunder, by operation or law or otherwise, without the prior written consent of the other Party, except that a Party may make such an assignment or transfer, by operation of law or otherwise, without the other Party’s consent to its Affiliate(s) or to an entity that acquires all or substantially all the business of such Party, whether in a merger, consolidation, reorganization, acquisition, sale or otherwise. Notwithstanding anything to the contrary contained herein, in the event of an assignment to an Affiliate pursuant to this Section 22.4, the assigning Party consents, acknowledges, covenants and guarantees that it shall remain jointly and severally liable, along with the assignee, to the non – assigning Party for all the obligations contained herein. This Agreement shall be binding on the successors and permitted assigns of the assigning Party, and the name of a Party appearing herein shall be deemed to include the name(s) of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment or attempted assignment by either Party in violation of this Section 22.4, shall be null and void and of no legal effect.

22.5.

This Agreement and any potential subsequent amendment to it, may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute together the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a .pdf format data file, such signature shall create a valid and

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binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page where an original thereof.
22.6.

This Agreement is governed by the laws of Switzerland. Any controversy, claim or dispute arising out of or relating to this Agreement, any of its Schedule, and / or Offer or the breach thereof shall be settled, if possible, through good faith negotiation between the Parties. Such good faith negotiations shall commence promptly upon a Party’s receipt of notice of any claim or dispute from the other Party and continue for a period of [***]. If such efforts are not successful, such controversy, claim or dispute relating to, arising out of, or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement, except as otherwise expressly provided in this Agreement, shall be exclusively settled by the competent court in Basel, Switzerland.

IN WITNESS WHEREOF, this Agreement is executed as of the Agreement Effective Date on behalf of the parties by their duly authorized representatives.

[Signatures on the following page]

Aenova Haupt Pharma Wolfratshausen GmbH Date: 12.03.2019 Signature: /s/ [***] Name: [***] Position: Managing Director, Haupt Pharma Wolfratshausen, Member of the Aenova Group	If second signature is required: Date: 12.03.2019 Signature: /s/ [***] Name: [***] Position: Head of Customer Service
Ultragenyx Pharmaceutical Inc. Date: 08 April 2019 Signature: /s/ Dennis Huang Name: Dennis Huang Position: Chief Tech Ops Officer	If second signature is required: Date: _________________________ Signature: _________________________ Name: _________________________ Position: _________________________

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SCHEDULE A

Capital Investment Summary

[***]

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SCHEDULE B

Service Fee

[***]

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Schedule C

Description of Services and Additional Services

[***]

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SCHEDULE D

Quality Agreement

Current version of the Quality Agreement executed separately by the Parties

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SCHEDULE E

Compliance

1.Compliance

For AENOVA, it is a matter of course that group members of AENOVA comply with the law and any and all other relevant provisions applicable in the countries where they operate. AENOVA expects the same from its business partners.

2.Anti-Corruption

Neither Party shall perform any actions that are prohibited by local and other anti-corruption laws that may be applicable to one or both Parties to the Agreement. Without limiting the foregoing, neither Party shall make any payments, or offer or transfer anything of value, to any government official or government employee, to any political party official or candidate for political office or to any other Third Party related to this Agreement in a manner that would violate Anti-Corruption Laws.

3.Export

Each Party hereby acknowledges that this Agreement is or might be subject to one or more export control laws, regulations or the like, and agrees that it will not transfer, export or re-export any such item, including any documentation, information or product that incorporates, is derived from or otherwise reveals such, without complying with all applicable export control laws, regulations and like, including obtaining and / or cooperating with the other Party in securing all appropriate licenses and authorizations.

Customer specifically certifies that it will not transfer, export, or re-export any item under this Agreement to any country or entity subject to export control restrictions and / or embargoes under any applicable laws, regulations and the like.

4.Dealing with Internal Knowledge, Confidentiality

In principle, company and operational secrets must be treated with confidentiality. This shall also apply to any other information (such as customer information) whose confidentiality is in the interest of AENOVA’s customers.

5.Data Privacy

Both Parties must comply with the applicable statutory and operational principles regarding the protection of data regarding employees, customers,

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and investors in particular related, but not limited to, to the European General Data Protection Regulation of April 27, 2016 (Regulation (EU) 2016/679) and local applicable supplementary laws. In order to protect personal data either Party must observe the necessary diligence in the context of the assigned task.

6.Documentation of Business Transactions

The documentation of any and all business transactions must be complete, transparent, and in compliance with the statutory provisions as well as with any provisions and processes.

7.Social Responsibility

AENOVA respects the dignity of every human being and is committed to the compliance with and the protection of human rights.

AENOVA does not tolerate any kind of child labour as well as any exploitation of children and adolescents. Minimum age for the admission to employment must not be under the age for the fulfilment of compulsory education and in no case under 15 (fifteen) years.

AENOVA disapproves of any form of forced labour.

8.No Discrimination

AENOVA creates a working atmosphere characterized by respectful cooperation and to strictly oppose to any kind of discrimination on grounds of race or ethnic origin, gender, religion or philosophy of life, disability, age, or sexual identity.

9.EHS (Environmental, Health and Safety)

It is AENOVA’s policy to operate in a safe and responsible manner with respect to the environment and health of our employees, our customers and the communities where we operate.

AENOVA will not compromise environmental, health or safety values for other interests; value human life above all else and manage risks accordingly.

AENOVA pursues and continually improves an EHS system and processes to achieve an EHS incident-free environment.

AENOVA complies with applicable laws and set standards and for suppliers.

AENOVA uses its EHS knowledge to enhance the safety and well-being of the communities.

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SCHEDULE F

Storage Terms

1.	Storage Terms

AENOVA will store Product for Customer due at Facility under the temperature conditions as defined in Specifications and / or according to Customer’s requirement. Product will remain sole and exclusive property of Customer and will stored by AENOVA following the applicable GMP regulations and in accordance with the common standards for the storage of pharmaceutical goods.

In deviation of the provisions in Section 19 of the Agreement, AENOVA will maintain an insurance for the storage site in order to cover the elemental risk for the storage of the Product. Therefore, Customer shall inform AENOVA in writing timely ahead of the first Product storage about the insurance value of Product. Upon request by Customer, AENOVA will provide evidence upon such insurance.

Upon request by Customer, AENOVA will dispatch Product ready to be picked up to a carrier designated by Customer.

2.	Limitation of Liability

AENOVA ´s liabilities for the storage services as detailed in this Schedule F shall be limited to negligence or willful misconduct. With the exception of cases of willful misconduct, AENOVA shall not be liable to Customer for any indirect, punitive or consequential damages or loss of profit, whether based on contract, tort or rising under other applicable laws. With the exception of cases of willful misconduct, the Parties’ respective total liability under this Schedule F shall in no event exceed an amount equal to [***].

AENOVA DOES NOT MAKE OR HAS MADE ANY OTHER REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT (WHETHER EXPRESS OR IMPLIED).

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